ISDA®
International Swaps and Derivatives Association, Inc.

NOVATION AGREEMENT

dated as of June 23, 2006 among:

Barclays Bank plc (“Remaining Party”),

Countrywide Home Loans, Inc. (“Transferor”)

AND

The Bank of New York, not in its individual capacity, but solely as Swap Contract Administrator (the “Swap Contract Administrator”) for GSC Capital Corp. Mortgage Trust 2006-2, pursuant to a Swap Contract Administration Agreement dated as of June 23, 2006, among the Swap Contract Administrator, The Bank of New York, not in its individual or corporate capacity but solely as Indenture Trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”), and Transferor (the “Swap Contract Administration Agreement”) (“Transferee”)

Transferor and Remaining Party have entered into a Transaction (the “Old Transaction”), evidenced by a Confirmation (an “Old Confirmation”) attached hereto as Exhibit I, subject to a 1992 ISDA Master Agreement (as defined below) dated as of May 17, 1996 (the “Old Agreement”).

Remaining Party and Transferee have entered into an ISDA Master Agreement dated as of June 23, 2006 (the “New Agreement”).

With effect from and including June 23, 2006 (the “Novation Date”), Transferor wishes to transfer by novation to Transferee, and Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of Transferor under and in respect of the Old Transaction, with the effect that Remaining Party and Transferee enter into a new transaction (the “New Transaction”) between them having terms identical to those of the Old Transaction, as more particularly described below, but with the modifications provided for herein.

Remaining Party wishes to accept Transferee as its sole counterparty with respect to the New Transaction.

Transferor and Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transaction.

Accordingly, the parties agree as follows: ---

1. Definitions.

Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc., (the “1992 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein.

2. Transfer, Release, Discharge and Undertakings.

Reference Numbers: 1254100B - Novation Agreement
The Bank of New York, not in its individual capacity, but solely as Swap Contract
Administrator under the Swap Contract Administration Agreement
June 23, 2006

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)              Remaining Party and Transferor are each released and discharged from further obligations to each other with respect to the Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of Remaining Party or Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by Remaining Party or Transferor in accordance with the terms of the Old Transaction; provided further, for the avoidance of doubt, Transferee shall not be liable with respect to payments or other obligations due and payable or due to be performed under the Old Transaction on or prior to the Novation Date;

(b)               in respect of the New Transaction, Transferee and Remaining Party each undertakes liabilities and obligations towards the other and acquires rights against each other identical in their terms to the Old Transaction (and, for the avoidance of doubt, as if Transferee were Transferor and with Remaining Party remaining Remaining Party, save for any rights, liabilities or obligations of Remaining Party or Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date);

(c)              the New Transaction shall be governed by and form part of the New Agreement and the relevant Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement, shall be deemed to be a Confirmation between Remaining Party and Transferee (the “New Confirmation”)); and

(d)              it is expressly understood and agreed by the Assignor and Remaining Party as follows: (a) The Bank of New York (“BNY”) is entering into this Novation Agreement solely in its capacity as Swap Contract Administrator under the Swap Contract Administration Agreement; and (b) in no case shall BNY (or any person acting as successor Swap Contract Administrator under the Swap Contract Administration Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Assignee under the terms of the Assigned Transaction, all such liability, if any, being expressly waived by Assignor and Remaining Party and any person claiming by, through or under either such party, and (c) Transferor agrees to indemnify and hold harmless the Swap Contract Administrator with respect to any and all claims under the Old Transaction.

3. Representations and Warranties.

(a)          On the date of this Novation Agreement and on the Novation Date:

(i)            Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

(ii)           Remaining Party and Transferor each makes to the other and Remaining Party and Transferee each makes to the other the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, in the former case with respect to the Old Agreement, and in the latter case with respect to the New Agreement and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)          Each of Transferor and Remaining Party represents and warrants to each other and to Transferee that :

(A) as of the date hereof, no other party has any interest or obligation in or under the Old Agreement or in respect of the Old Transaction (whether by way of security or otherwise) ; and

(B) as of the Novation Date, all obligations of Transferor and Remaining Party under the Old Transaction required to be performed on or before the Novation Date have been fulfilled.

(b)          Subject to its obligations under the Swap Contract Administration Agreement, Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of Remaining Party, Transferee or any other person or for the performance and observance by Remaining Party, Transferee or any other person of any of its obligations under the New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4. Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5. Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.	Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.	(a)	Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof other than New York General Obligations Laws Sections 5-1401 and 5-1402.

(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

8. Notices.

For the purposes of this Novation Agreement and Section 12(a) of the New Agreement, the addresses for notices or communications are as follows: (i) in the case of Transferor, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Leon Daniels, Jr., with a copy to the same address, Attention: Legal Department, or such other address as may be hereafter furnished in writing to Transferee and Remaining Party; (ii) in the case of The Transferee Address: The Bank of New York, 101 Barclay Street, New York, New York 10286 Attention: Corporate Trust MBS Administration, CWABS, Series 2006-8, or such other address as may be hereafter furnished in writing to Transferor and Remaining Party; and (iii) in the case of Remaining Party, as specified in the Old Confirmation and, for purposes of Sections 5 and 6 of the New Agreement, to the following address:

Address:        5 The North Colonnade
Canary Wharf
E14 4BB
Attention:     London Department - Derivative Documentation
Tel No.          44(20) 777 36810
Fax No.          44(20) 777 36461

or such other address as may be hereafter furnished in writing to Transferor and The Transferee.

9. Payments.

All payments remitted by Remaining Party under the New Transaction shall be made by wire transfer according to the following instructions:

The Bank of New York
New York, NY
ABA # 021-000-018
GLA # 111-565
For Further Credit: TAS A/C 580813
Attn: Ann Marie Cassano 212-815-8318
Fax: 212-815-3986

10. Provisions Deemed Incorporated into the New Agreement.

For the purpose of documenting the New Transaction between Remaining Party and Transferee, the Old Confirmation shall be amended by inserting the following provisions therein:

1) Optional Termination.

Upon the occurrence of the optional redemption of the Notes (as defined in the Indenture) pursuant to Section 8.07 of the Indenture, dated as of June 1, 2006, between GSC Capital Corp. Mortgage Trust 2006-2, as issuer, and The Bank of New York, as indenture trustee (the “Indenture”):

(a) Remaining Party and Transferee hereby release one another from all liabilities and obligations owed under and in respect of the New Transaction, other than any liabilities or obligations arising on or prior to the final Payment Date under the Indenture, and hereby terminate their rights under and in respect of the New Transaction, other than any rights arising on or prior to the final Payment Date under the Indenture. Subject to the foregoing, and notwithstanding the provisions of the New Agreement, an Early Termination Date in respect of the New Transaction will occur on the final Payment Date under the Indenture, as if an Additional Termination Event had occurred with respect to Remaining Party and Transferee as Affected Parties; provided, however, that no amounts other than any Unpaid Amounts will be payable by either party in connection with such Early Termination Date; and

(b) Pursuant to a swaption transaction between Countrywide Home Loans, Inc. and Barclays Bank plc, with a trade date of June 23, 2006, and reference number [                 ], a transaction evidenced by a confirmation attached hereto as Exhibit II (the “Swaption Confirmation”) between Countrywide Home Loans, Inc. and Barclays Bank plc will become effective with terms identical to the terms of the New Transaction (except as modified pursuant to the Swaption Confirmation) for the period commencing on the Effective Date (as defined in the Swaption Confirmation) and ending on the Termination Date (as defined in the Swaption Confirmation), as if an Early Termination Date had not been designated with respect to the New Transaction and as if no Unpaid Amounts were owing to any party.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

Barclays Bank plc		Countrywide Home Loans, Inc.

By:		By:
Name:		Name:
Title:		Title:
Date:	June 23, 2006	Date:	June 23, 2006

The Bank of New York, not in its individual capacity, but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-2

By:
Name:
Title:
Date:	June 23, 2006